Rule 424(b)(3)
                                                                 No. 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997 and the Prospectus Supplement dated July 18, 1997. This Supplement replaces the Supplements dated July 22, 1997 and July 25, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of August 5, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after August 5, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of August 5, 1997, the Company had received subscription proceeds of $93,345,446 (9,334,545 Shares), including $643,293 (63,329 Shares) issued pursuant to the Reinvestment Plan, from 4,401 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $84,596.000. As of August 5, 1997, the Company had invested or committed for investment approximately $207,931,000 of aggregate net proceeds from the Initial Offering and this offering in 194 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on three additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $10,709,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of August 5, 1997, $4,200,545 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.

                                    BUSINESS

PROPERTY ACQUISITIONS

         Between July 3, 1997 and August 5, 1997, the Company acquired 16 Properties, including 15 Properties consisting of land and building and one Property consisting of building only. These Properties are six Arby's Properties (one in each of Lexington, Greensboro, Greenville, Jonesville, Kernersville, and Kinston, North Carolina), one Boston Market Property (in Newport News, Virginia), two IHOP Properties (one in each of Houston, Texas, and Stockbridge, Georgia), two Jack in the Box Properties (one in each of Woodland and West Sacramento, California) and five Tumbleweed Southwest Mesquite Grill & Bar Properties (one in each of Lawrence, Kansas, Cookeville, Hendersonville, Nashville, and Murfreesboro, Tennessee). For information regarding the Properties acquired by the Company prior to July 3, 1997, see the Prospectus dated April 18, 1997 and the Prospectus Supplement dated July 18, 1997.

         In connection with the purchase of the six Arby's Properties, the Boston Market Property, the two IHOP Properties, the two Jack in the Box Properties, four of the Tumbleweed Southwest Mesquite Grill & Bar Properties in Lawrence, Kansas, Cookeville, Nashville, and Murfreesboro, Tennessee, which are land and

August 8, 1997                                 Prospectus Dated April 18, 1997
building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties
- Construction and Renovation."

         In connection with the Tumbleweed Southwest Mesquite Grill & Bar Property in Hendersonville, Tennessee, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of this Property, which is to be renovated, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation." In connection with this acquisition, the Company has also entered into a tri-party agreement with the lessee and the owner of the land. The tri-party agreement provides that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the building in the event of a default by the lessee under the terms of the ground lease.

         The following table sets forth the location of the 16 Properties, including 15 Properties consisting of land and building and one Property consisting of building only, acquired by the Company, from July 3, 1997 through August 5, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                              PROPERTY ACQUISITIONS
                    From July 3, 1997 through August 5, 1997


                                                          Lease Expira-
Property Location and              Purchase      Date      tion and          Minimum                             Option
Competition                         Price (1)  Acquired  Renewal Options  Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ----------  --------  ---------------  ---------------    ---------------    -----------

ARBY'S (4)                         $742,536    07/15/97   07/2017; two    $74,254;           for each lease    during the
(the "Lexington Property")                                five-year       increases by       year, (i) 4% of   seventh and
Existing restaurant                                       renewal         4.14% after the    annual gross      tenth lease
                                                          options         third lease        sales minus       years only
The Lexington Property is                                                 year and after     (ii) the
located on the east side of                                               every three        minimum annual
Cotton Grove Road, north of                                               years              rent for such
Interstate 85, in Lexington,                                              thereafter         lease year
Davidson County, North                                                    during the
Carolina, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Lexington
Property include a Burger
King, a Taco Bell, and a
Cracker Barrel.

BOSTON MARKET                     $1,011,492   07/16/97  07/2012;         $104,993;          for each lease    at any time
(the "Newport News Property")                            five five-       increases by       year after the    after the
Existing restaurant                                      year renewal     10% after the      fifth lease       fifth lease
                                                         options          fifth lease        year, (i) 4% of   year
The Newport News Property is                                              year and after     annual gross
located on the southwest                                                  every five         sales minus
corner of the intersection of                                             years              (ii) the
Warwick Boulevard and Prince                                              thereafter         minimum annual
Drew Road, in Newport News,                                               during the         rent for such
Virginia, in an area of mixed                                             lease term         lease year
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity, to the Newport News
Property include a Pizza Hut,
a McDonald's, a Hardee's, and
a local restaurant.



                                                          Lease Expira-
Property Location and              Purchase      Date      tion and          Minimum                             Option
Competition                         Price (1)  Acquired  Renewal Options  Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ----------  --------  ---------------  ---------------    ---------------    -----------

IHOP (5)                          $1,424,283   07/16/97  07/2017;         $144,209;          for each lease     during the
(the "Houston Property")                                 three five-      increases by       year, (i) 4% of    eleventh
Existing restaurant                                      year renewal     10% after the      annual gross       lease year
                                                         options          fifth lease        sales minus        and at the
The Houston Property is                                                   year and after     (ii) the           end of  the
located at the southwest                                                  every five         minimum annual     initial
quadrant of the intersection                                              years              rent for such      lease term
of FM 1960 and U.S. Highway                                               thereafter         lease year
290, in Houston, Harris                                                   during the
County, Texas, in an area of                                              lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Houston
Property include a Kettle's, a
Pizza Inn, a Denny's, a
McDonald's, and a Burger King.

IHOP (5)                          $1,397,047   07/16/97  07/2017;         $141,451;          for each lease     during the
(the "Stockbridge Property")                             three five-      increases by       year, (i) 4% of    eleventh
Existing restaurant                                      year renewal     10% after the      annual gross       lease year
                                                         options          fifth lease        sales minus        and at the
The Stockbridge Property is                                               year and after     (ii) the           end of the
located on the north side of                                              every five         minimum annual     initial
Stockbridge Road, west of                                                 years              rent for such      lease term
Interstate 675, in                                                        thereafter         lease year
Stockbridge, Clayton County,                                              during the
Georgia, in an area of mixed                                              lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Stockbridge
Property include a Chick-Fil-
A, an Applebee's, a
McDonald's, a Wendy's, a Long
John Silver's, and several
local restaurants.



                                                          Lease Expira-
Property Location and              Purchase      Date      tion and          Minimum                             Option
Competition                         Price (1)  Acquired  Renewal Options  Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ----------  --------  ---------------  ---------------    ---------------    -----------

JACK IN THE BOX  (6)              $963,592     07/16/97  07/2015;         $98,768 (7);       for each lease     at any time
(the "Woodland Property")         (3) (7)                four five-       increases by 8%    year, (i) 5% of    after the
Restaurant to be constructed                             year renewal     after the fifth    annual gross       seventh
                                                         options          lease year and     sales minus        lease year
The Woodland Property is                                                  after every        (ii) the
located on the southeast                                                  five years         minimum annual
corner of East Main Street and                                            thereafter         rent for such
County Road 102, in Woodland,                                             during the         lease year (8)
Yolo County, California, in an                                            lease term
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Woodland Property include a
Wendy's, a Taco Bell, a Burger
King, a Denny's, a McDonald's,
and a local restaurant.

JACK IN THE BOX  (6)              $1,073,031   07/21/97  07/2015;         $109,986 (7);      for each lease     at any time
(the "West Sacramento               (3) (7)              four five-       increases by 8%    year, (i) 5% of    after the
Property")                                               year renewal     after the fifth    annual gross       seventh
Restaurant to be constructed                             options          lease year and     sales minus        lease year
                                                                          after every        (ii) the
The West Sacramento Property                                              five years         minimum annual
is located on the southeast                                               thereafter         rent for such
corner of Sheperd Court and                                               during the         lease year (8)
Stillwater Road, in West                                                  lease term
Sacramento, Yolo County,
California, in an area of
mixed retail, commercial, and
residential development.



                                                          Lease Expira-
Property Location and              Purchase      Date      tion and          Minimum                             Option
Competition                         Price (1)  Acquired  Renewal Options  Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ----------  --------  ---------------  ---------------    ---------------    -----------

TUMBLEWEED SOUTHWEST MESQUITE     $1,471,963   08/01/97  07/2017; two     $161,916 (10);     for each lease     at any time
  GRILL & BAR (9)                                        five-year        increases by       year, (i) 5% of    after the
(the "Cookeville Property")         (3) (10)             renewal          10% after the      annual gross       seventh
Restaurant to be renovated                               options          fifth lease        sales minus        lease year
                                                                          year and after     (ii) the
The Cookeville Property is                                                every five         minimum annual
located on the                                                            years              rent for such
northeast corner of the                                                   thereafter         lease year
intersection of South                                                     during the
Jefferson Avenue and Neal                                                 lease term
Lane, in Cookeville, Putnam
County, Tennessee, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Cookeville
Property include a Pizza Hut,
an Arby's, a Wendy's, a
Captain D's, a Shoney's, a
Burger King, a McDonald's, a
Long John Silver's, a
Ponderosa Steak House, a
Cracker Barrel, a Taco Bell, a
Schlotzsky's, a Subway
Sandwich Shop, a Quincy's, a
Ryan's Family Steak House, and
a local restaurant.



                                                          Lease Expira-
Property Location and              Purchase      Date      tion and          Minimum                             Option
Competition                         Price (1)  Acquired  Renewal Options  Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ----------  --------  ---------------  ---------------    ---------------    -----------

TUMBLEWEED SOUTHWEST MESQUITE     $747,664     08/01/97  07/2017; two     $100,935 (10);     for each lease     at any time
  GRILL & BAR (9) (11)            (3) (10)               five-year        increases by       year, (i) 5% of    after the
(the "Hendersonville                                     renewal          10% after the      annual gross       seventh
Property")                                               options          fifth lease        sales minus        lease year
Restaurant to be renovated                                                year and after     (ii) the
                                                                          every five         minimum annual
The Hendersonville Property is                                            years              rent for such
located on the northeast                                                  thereafter         lease year
quadrant of the intersection                                              during the
of East Main Street and                                                   lease term
Cherokee Road North, in
Hendersonville, Sumner County,
Tennessee, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the
Hendersonville Property
include a Boston Market, a
Wendy's, a Subway Sandwich
Shop, a Shoney's, an
Applebee's, a Pizza Hut, a
Burger King, and a local
restaurant.

TUMBLEWEED SOUTHWEST MESQUITE     $1,448,598   07/01/97  08/2017; two     $159,346 (10);     for each lease     at any time
  GRILL & BAR (9)                   (3) (10)             five-year        increases by 10%   year, (i) 5% of    after the
(the "Lawrence  Property")                               renewal          after the fifth    annual gross       seventh
Restaurant to be renovated                               options          lease year and     sales minus        lease year
                                                                          after every        (ii) the
The Lawrence Property is                                                  five years         minimum annual
located on the                                                            thereafter         rent for such
east side of Iowa Street                                                  during the         lease year
between West 24th Street and                                              lease term
West 25th Street, in Lawrence,
Douglas County, Kansas, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Lawrence Property include an
Applebee's, a Chili's, and
several local restaurants.



                                                          Lease Expira-
Property Location and              Purchase      Date      tion and          Minimum                             Option
Competition                         Price (1)  Acquired  Renewal Options  Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ----------  --------  ---------------  ---------------    ---------------    -----------

TUMBLEWEED SOUTHWEST MESQUITE     $1,308,411   08/01/97  07/2017; two     $143,925 (10);     for each lease     at any time
  GRILL & BAR (9)                   (3) (10)             five-year        increases by 10%   year, (i) 5% of    after the
(the "Nashville Property")                               renewal          after the fifth    annual gross       seventh
Restaurant to be renovated                               options          lease year and     sales minus        lease year
                                                                          after every        (ii) the
The Nashville Property is                                                 five years         minimum annual
located on the west side of                                               thereafter         rent for such
Nolensville Road, in                                                      during the         lease year
Nashville, Davidson County,                                               lease term
Tennessee, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Nashville
Property include a McDonald's,
a Papa John's Pizza, a Pizza
Hut, and several local
restaurants.

ARBY'S (4)                        $727,273     08/04/97  08/2017; two     $72,727;           for each lease     at any time
(the "Greensboro Property")                              five-year        increases by       year, (i) 4% of    after the
Existing restaurant                                      renewal          4.14% after the    annual gross       seventh
                                                         options          third lease        sales minus        lease year
The Greensboro Property is                                                year and after     (ii) the
located on the northeast                                                  every three        minimum annual
corner of the intersection of                                             years              rent for such
South Regional Boulevard and                                              thereafter         lease year
Boeing Drive, in Greensboro,                                              during the
Guilford County, North                                                    lease term
Carolina, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greensboro
Property include a Wendy's, a
Hardee's, a McDonald's, a
Shoney's, a Subway Sandwich
Shop, and a local restaurant.



                                                          Lease Expira-
Property Location and              Purchase      Date      tion and          Minimum                             Option
Competition                         Price (1)  Acquired  Renewal Options  Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ----------  --------  ---------------  ---------------    ---------------    -----------

ARBY'S (4)                        $727,273     08/04/97  08/2017; two     $72,727;           for each lease     at any time
(the "Greenville Property")                              five-year        increases by       year, (i) 4% of    after the
Existing restaurant                                      renewal          4.14% after the    annual gross       seventh
                                                         options          third lease        sales minus        lease year
The Greenville Property is                                                year and after     (ii) the
located on the north side of                                              every three        minimum annual
Greenville Boulevard, south of                                            years              rent for such
the Wal-Mart Super Center, in                                             thereafter         lease year
Greenville, Pitt County, North                                            during the
Carolina, in an area of mixed                                             lease term
retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Greenville
Property include a Perkins, a
McDonald's, an Applebee's, and
a Boston Market.

ARBY'S (4)                        $727,273     08/04/97  08/2017; two     $72,727;           for each lease     at any time
(the "Jonesville Property")                              five-year        increases by       year, (i) 4% of    after the
Existing restaurant                                      renewal          4.14% after the    annual gross       seventh
                                                         options          third lease        sales minus        lease year
The Jonesville Property is                                                year and after     (ii) the
located on the south side of                                              every three        minimum annual
State Highway 67, east of                                                 years              rent for such
Interstate 77, in Jonesville,                                             thereafter         lease year
Yadkin County, North Carolina,                                            during the
in an area of mixed retail,                                               lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Jonesville Property include a
Cracker Barrel, a McDonald's,
a Wendy's, a Shoney's, and
several local restaurants.



                                                          Lease Expira-
Property Location and              Purchase      Date      tion and          Minimum                             Option
Competition                         Price (1)  Acquired  Renewal Options  Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ----------  --------  ---------------  ---------------    ---------------    -----------

ARBY'S (4)                        $650,000     08/04/97  08/2017; two     $65,000;           for each lease     at any time
(the "Kernersville Property")                            five-year        increases by       year, (i) 4% of    after the
Existing restaurant                                      renewal          4.14% after the    annual gross       seventh
                                                         options          third lease        sales minus        lease year
The Kernersville Property is                                              year and after     (ii) the
located on the south side of                                              every three        minimum annual
South Main Street, west of                                                years              rent for such
Interstate 40, in                                                         thereafter         lease year
Kernersville, Forsyth County,                                             during the
North Carolina, in an area of                                             lease term
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Kernersville
Property include a Taco Bell,
and several local restaurants.

ARBY'S (4)                        $713,636     08/04/97  08/2017; two     $71,364;           for each lease     at any time
(the "Kinston Property")                                 five-year        increases by       year, (i) 4% of    after the
Existing restaurant                                      renewal          4.14% after the    annual gross       seventh
                                                         options          third lease        sales minus        lease year
The Kinston Property is                                                   year and after     (ii) the
located on the north side of                                              every three        minimum annual
West New Bern Road, west of US                                            years              rent for such
Highway 258, in Kinston,                                                  thereafter         lease year
Lenoir County, North Carolina,                                            during the
in an area of mixed retail,                                               lease term
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Kinston Property include a
Subway Sandwich Shop, a
Hardee's, a Golden Corral, and
several local restaurants.



                                                          Lease Expira-
Property Location and              Purchase      Date      tion and          Minimum                             Option
Competition                         Price (1)  Acquired  Renewal Options  Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ----------  --------  ---------------  ---------------    ---------------    -----------

TUMBLEWEED SOUTHWEST MESQUITE     $1,425,234   08/05/97  08/2017; two     $156,776 (10);     for each lease     at any time
  GRILL & BAR (9)                   (3) (10)             five-year        increases by 10%   year, (i) 5% of    after the
(the "Murfreesboro Property")                            renewal          after the fifth    annual gross       seventh
Restaurant to be renovated                               options          lease year and     sales minus        lease year
                                                                          after every        (ii) the
The Murfreesboro Property is                                              five years         minimum annual
located on the southeast                                                  thereafter         rent for such
corner of the intersection of                                             during the         lease year
Northwest Broad Street and                                                lease term
South Front Street, in
Murfreesboro, Rutherford
County, Tennessee, in an area
of mixed retail, commercial,
and residential development.
Other fast-foot and family-
style restaurants located in
proximity to the Murfreesboro
Property include a Shoney's, a
Captain D's, a Burger King, a
KFC, a McDonald's, a Subway
Sandwich Shop, and a local
restaurant.



------------------------------

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property                 Federal Tax Basis
      --------                 -----------------

      Lexington Property          $  462,000
      Newport News Property          584,000
      Houston Property               888,000
      Stockbridge Property           705,000
      Woodland Property              661,000
      West Sacramento Property       612,000
      Cookeville Property          1,026,000
      Hendersonville Property        779,000
      Lawrence Property            1,019,000
      Nashville Property             946,000

      Property                 Federal Tax Basis
      --------                 -----------------

      Greensboro Property            403,000
      Greenville Property            488,000
      Jonesville Property            538,000
      Kernersville Property          411,000
      Kinston Property               483,000
      Murfreesboro Property          973,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease.

(3) The development agreements for the Properties which are to be constructed or renovated, provides that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:

      Property Estimated Maximum Cost            Estimated Final Completion Date
      -------------------------------            -------------------------------

      Woodland Property           $  963,592              January 12, 1998
      West Sacramento Property     1,073,031              January 17, 1998
      Cookeville Property          1,471,963              July 31, 1998
      Hendersonville Property        747,664              July 31, 1998
      Lawrence Property            1,448,598              July 31, 1998
      Nashville Property           1,308,411              July 31, 1998
      Murfreesboro Property        1,425,234              August 4, 1998

(4) The lessee of the Lexington, Greensboro, Greenville, Jonesville, Kernersville and Kinston Properties is the same unaffiliated lessee.

(5) The lessee of the Houston and Stockbridge Properties is the same unaffiliated lessee.

(6) The lessee of the Woodland and West Sacramento Properties is the same unaffiliated lessee.

(7) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(8) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(9) The lessee of the Cookeville, Hendersonville, Lawrence, Nashville and Murfreesboro Properties is the same unaffiliated lessee.

(10) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change. In accordance with the lease agreement, these Properties are being converted from Barb Wires Steakhouse & Saloon restaurants to Tumbleweed Southwest Mesquite Grill & Bar restaurants. Renovation of the Properties is expected to be completed within 365 days of the effective date of the lease. The Properties are expected to remain operational during renovations.

(11) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

BORROWING AND SECURED EQUIPMENT LEASES

      Between July 3, 1997 and August 5, 1997, the Company obtained one advance totalling $91,641 under its $15,000,000 Loan. This advance was the final advance relating to the acquisition of Equipment for the restaurant property in Suisun City, California.

PENDING INVESTMENTS

      As of August 5, 1997, the Company had initial commitments to acquire 25 properties, including 19 properties consisting of land and building and six properties consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 25 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."

      In connection with the three Black-eyed Pea properties in Phoenix, Arizona, the one in Tucson, Arizona, and the IHOP property in Saugus, Massachusetts, the Company anticipates owning only the buildings and not the underlying land. However, the Company anticipates entering into landlord estoppel agreements with the landlords of the land and collateral assignments of the ground leases with the lessees in order to provide the Company with certain rights with respect to the land on which the buildings are located.

      In connection with the On The Border property in San Antonio, Texas, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                           Lease Term and                                                                 Option to
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent          Purchase
--------                 -----------------   --------------------------     ---------------------------   -------------

Black-eyed Pea           20 years; two       10.50% of the Company's        for each lease year, (i) 5%   during the
Mesa, AZ                 five-year renewal   total cost to purchase the     of annual gross sales minus   eighth, tenth,
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       and twelfth
                                             after the tenth lease year     rent for such lease year      lease years
                                             and after every five years                                   only
                                             thereafter during the lease
                                             term

Black-eyed Pea (6)              9 years      16.85% of the Company's                    None                    (7)
Phoenix, AZ (#1)                             total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (6)             11 years      15.49% of the Company's                    None                    (7)
Phoenix, AZ (#2)                             total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (6)             12 years      14.69% of the Company's                    None                    (7)
Phoenix, AZ (#3)                             total cost to purchase the
Existing restaurant                          building

Black-eyed Pea (6)             13 years      14.13% of the Company's                    None                    (7)
Tucson, AZ                                   total cost to purchase the
Existing restaurant                          building

Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Colorado Springs, CO     five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     4% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term

Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Edgewater, CO            five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     4% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term

Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Hoover, AL               five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     5% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term



                           Lease Term and                                                                 Option to
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent          Purchase
--------                 -----------------   --------------------------     ---------------------------   -------------

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Duncan, OK               five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Fort Walton Beach, FL    five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Olathe, KS               five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Palatka, FL              five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

IHOP                     20 years; three     10.125% of the Company's       for each lease year, (i) 4%   during the
Elk Grove, CA            five-year renewal   total cost to purchase the     of annual gross sales minus   eleventh lease
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       year and at
                                             after the fifth lease year     rent for such lease year      the end of the
                                             and after every five years                                   initial lease
                                             thereafter during the lease                                  term
                                             term

IHOP                     20 years; three     10.125% of the Company's       for each lease year, (i) 4%   during the
Lake Jackson, TX         five-year renewal   total cost to purchase the     of annual gross sales minus   eleventh lease
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       year and at
                                             after the fifth lease year     rent for such lease year      the end of the
                                             and after every five years                                   initial lease
                                             thereafter during the lease                                  term
                                             term



                           Lease Term and                                                                 Option to
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent          Purchase
--------                 -----------------   --------------------------     ---------------------------   -------------

IHOP                     20 years; three     10.125% of the Company's       for each lease year, (i) 4%   during the
Loveland, CO             five-year renewal   total cost to purchase the     of annual gross sales minus   eleventh lease
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       year and at
                                             after the fifth lease year     rent for such lease year      the end of the
                                             and after every five years                                   initial lease
                                             thereafter during the lease                                  term
                                             term

IHOP (6)                        (8)          11.78% of the Company's        for each lease year, (i) 3%   at any time
Saugus, MA                                   total cost to purchase the     of annual gross sales minus   after the
Existing restaurant                          building; increases by         (ii) the minimum annual       fifth lease
                                             5.81% after the fifth lease    rent for such lease year      year
                                             year, 4.66% after the tenth
                                             lease year, and 2.83% after
                                             the fifteenth lease year

IHOP                     20 years; three     10.125% of the Company's       for each lease year, (i) 4%   during the
Victoria, TX             five-year renewal   total cost to purchase the     of annual gross sales minus   eleventh lease
Existing restaurant      options             property; increases by 10%     (ii) the minimum annual       year and at
                                             after the fifth lease year     rent for such lease year      the end of the
                                             and after every five years                                   initial lease
                                             thereafter during the lease                                  term
                                             term



Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Florissant, MO           five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term


Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Folsum, CA               five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Los Angeles, CA          five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term

On The Border (3)        (4); three five-    13.64% of Total Cost (1);      for each lease year, (i) 4%   at any time
San Antonio, TX          year renewal        (5)                            of annual gross sales minus   after the
Restaurant to be         options                                            (ii) the minimum annual       tenth lease
constructed                                                                 rent for such lease year      year


Ruby Tuesday's           20 years; two       11% of Total Cost (1);         for each lease year, (i) 6%   at any time
London, KY               five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
renovated                                    every five years thereafter    rent for such lease year      year
                                             during the lease term



                           Lease Term and                                                                 Option to
Property                  Renewal Options        Minimum Annual Rent              Percentage Rent          Purchase
--------                 -----------------   --------------------------     ---------------------------   -------------

Shoney's                 20 years; two       11% of Total Cost (1);         for each lease year, (i) 6%   at any time
Las Vegas, NV            five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year
                                             during the lease term

TGI Friday's             20 years; four      10.75% of Total Cost (1);      for each lease year, (i) 6%   at any time
Superstition Springs,    five-year renewal   increases by 10% after the     of annual gross sales minus   after the
AZ                       options             fifth lease year and after     (ii) the minimum annual       seventh lease
Restaurant to be                             every five years thereafter    rent for such lease year      year
constructed                                  during the lease term

Wendy's                  20 years; two       10.25% of Total Cost (1)       for each lease year, (i) 7%   at any time
Westlake Village, CA     five-year renewal                                  of annual gross sales minus   after the
Restaurant to be         options                                            (ii) the minimum annual       seventh lease
constructed                                                                 rent for such lease year      year



----------------------------------------

FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 15 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the percentage change in the Consumer Price Index.

(6) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(7) The Company anticipates conveying the building to the tenant at the end of the lease term for $1.

(8) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

BORROWING

         On March 5, 1996, the Company entered into a line of credit and security agreement with a bank to be used by the Company to offer Secured Equipment Leases. The Loan provides that the Company will be able to receive advances of up to $15,000,000 until March 4, 1998. Generally, advances under the Loan will be fully amortizing term loans repayable in terms equal to the duration of the Secured Equipment Leases, but in no event greater than 72 months. Generally, all advances under the Loan will bear interest at either (i) a rate per annum equal to 215 basis points above the Reserve Adjusted LIBOR Rate (as defined in the Loan) or (ii) a rate per annum equal to the bank's prime rate, whichever the Company selects at the time advances are made. In the past, the Company generally has entered into agreements to effectively convert the interest rate for the advance from a variable to a fixed rate. As of August 5, 1997, approximately $6,647,000 had been advanced under the Loan to fund the Secured Equipment Leases, the commitment fee, legal fees and closing costs related to the Loan. The Board of Directors may determine to use additional financing to fund Secured Equipment Leases, provided that the amount of such additional financing may not exceed 10% of Gross Proceeds of this offering and gross proceeds of any subsequent offering.

         On August 5, 1997, the Company obtained a commitment (the "Commitment") from a bank to amend and restate its Loan described above. The Commitment provides that the Company will be able to receive advances on a revolving $35,000,000 unsecured line of credit (the "Line of Credit") to purchase and develop Properties and to fund Mortgage Loans and Secured Equipment Leases. The advances will bear interest at a rate of LIBOR plus 1.65% or the bank's prime rate, whichever the Company selects at the time of borrowing. Interest only will be repayable monthly until June 30, 1999, at which time all remaining interest and principal shall be due. The Line of Credit will provide for two one-year renewal options. The Commitment will expire unless it is closed on or before August 29, 1997.

         The Line of Credit will provide short-term financing which the Company anticipates will be repaid using additional offering proceeds and payments received from Secured Equipment Leases, or refinanced on a long-term basis. The Company will not encumber Properties in connection with the Line of Credit. Management believes that during the offering period the Line of Credit will allow the Company to make investments in Properties that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares to allow the Company to make the investments. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Properties acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Properties and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of Line of Credit by the Company will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs.

         The Company, or Joint Venture in which the Company becomes a joint venturer, will initially acquire Properties without borrowing. The Board of Directors does not anticipate that the Company will borrow funds, other than the Loan, the Line of Credit or for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning capital to the stockholders unless necessary to eliminate corporate- level tax to the Company. Until Listing occurs, the Company will not encumber Properties in connection with any borrowing. If Listing occurs, however, the Board of Directors may elect to cause the Company to borrow funds in connection with the purchase of additional Properties or for other Company purposes and to encumber any or all of the Company's Properties in connection with any such borrowing. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amount of any borrowing will not exceed 50% of Real Estate Asset Value, although the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets (an amount which the Company anticipates will correspond to approximately 75% of Real Estate Asset Value). Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                       CNL AMERICAN PROPERTIES FUND, INC.

                     PROPERTIES ACQUIRED FROM JULY 3, 1997
                             THROUGH AUGUST 5, 1997

                       For a 12-Month Period (Unaudited)

         The following schedule presents unaudited estimated taxable operating results of each Property acquired by the Company from July 3, 1997 through August 5, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                             Arby's             Boston Market              IHOP                   IHOP
                                        Lexington, NC (6)      Newport News, VA        Houston, TX (7)      Stockbridge, GA (7)
                                        -----------------     ------------------       ---------------      -------------------
Estimated Taxable Operating
  Results

Base Rent (1)                            $74,254                $104,993                $144,209               $141,451

Asset Management Fees (2)                 (4,449)                 (6,013)                 (8,519)                (8,356)

General and Administrative
  Expenses (3)                            (4,604)                 (6,510)                 (8,941)                (8,770)
                                        --------                --------                --------                --------

Estimated Cash Available from
  Operations                              65,201                  92,470                 126,749                124,325

Depreciation and Amortization
  Expense (4)                            (11,835)                (14,977)                (22,764)               (18,066)
                                         --------               --------                --------                --------

Estimated Taxable Operating
  Results                               $ 53,366                $ 77,493                $103,985               $106,259
                                        ========                ========                ========               ========






                                 See Footnotes



                                                                                Tumbleweed Southwest   Tumbleweed Southwest
                                    Jack in the Box        Jack in the Box      Mesquite Grill & Bar   Mesquite Grill & Bar
                                    Woodland, CA (8)   West Sacramento, CA (8)   Cookeville, TN (9)   Hendersonville, TN(9)
                                   -----------------   -----------------------  --------------------  ---------------------
Estimated Taxable Operating
  Results

Base Rent (1)                          (5)                  (5)                       (5                    (5)

Asset Management Fees (2)              (5)                  (5)                       (5)                   (5)

General and Administrative
  Expenses (3)                         (5)                  (5)                       (5)                   (5)

Estimated Cash Available from
  Operations                           (5)                  (5)                       (5)                   (5)

Depreciation and Amortization
  Expense (4)                          (5)                  (5)                       (5)                   (5)

Estimated Taxable Operating
  Results                              (5)                  (5)                       (5)                   (5)






                                 See Footnotes



                                    Tumbleweed Southwest  Tumbleweed Southwest
                                    Mesquite Grill & Bar  Mesquite Grill & Bar        Arby's               Arby's
                                      Lawrence, KS (9)      Nashville, TN (9)    Greensboro, NC(6)   Greenville, NC(6)
                                    --------------------  --------------------   -----------------   -----------------

Estimated Taxable Operating
  Results

Base Rent (1)                            (5)                    (5)                 $72,727              $72,727

Asset Management Fees (2)                (5)                    (5)                  (4,358)              (4,358)

General and Administrative
  Expenses (3)                           (5)                    (5)                  (4,509)              (4,509)
                                                                                    -------              -------

Estimated Cash Available from
  Operations                             (5)                    (5)                  63,860               63,860

Depreciation and Amortization
  Expense (4)                            (5)                    (5)                 (10,335)             (12,519)
                                                                                    -------              -------

Estimated Taxable Operating
  Results                                (5)                    (5)                 $53,525              $51,341
                                                                                    =======              =======







                                 See Footnotes

                                                                                                   Tumbleweed Southwest
                                              Arby's               Arby's             Arby's       Mesquite Grill & Bar
                                        Jonesville, NC (6)   Kernersville, NC(6)  Kinston, NC (6)  Murfreesboro, TN (9)
                                        ------------------   -------------------  ---------------  --------------------
Estimated Taxable Operating
  Results

Base Rent (1)                                $72,727              $65,000             $71,364           (5)

Asset Management Fees (2)                    (4,358)              (3,894)             (4,276)           (5)

General and Administrative
  Expenses (3)                               (4,509)              (4,030)             (4,425)           (5)
                                            -------              -------             -------

Estimated Cash Available from
  Operations                                 63,860               57,076              62,663            (5)

Depreciation and Amortization
  Expense (4)                               (13,786)             (10,550)             (12,393)          (5)
                                            -------              -------              -------

Estimated Taxable Operating
  Results                                   $50,074              $46,526             $50,270            (5)
                                            =======              =======             =======








                                 See Footnotes

                                                                Total
                                                                -----
Estimated Taxable Operating
  Results

Base Rent (1)                                                  $819,452

Asset Management Fees (2)                                       (48,581)

General and Administrative
  Expenses (3)                                                  (50,807)
                                                               --------

Estimated Cash Available from
  Operations                                                    720,064

Depreciation and Amortization
  Expense (4)                                                  (127,225)
                                                               ---------
Estimated Taxable Operating
  Results                                                      $592,839
                                                               --------

---------------------------------------

FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The Property is under construction or renovation for the period presented. The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

         Property                            Estimated Final Completion Date
         --------                            -------------------------------
         Woodland Property                   January 12, 1998
         West Sacramento Property            January 17, 1998
         Cookeville Property                 July 31, 1998
         Hendersonville Property             July 31, 1998
         Lawrence Property                   July 31, 1998
         Nashville Property                  July 31, 1998
         Murfreesboro Property               August 4, 1998

(6) The lessee of the Lexington, Greensboro, Greenville, Jonesville, Kernersville and Kinston Properties is the same unaffiliated lessee.

(7) The lessee of the Houston and Stockbridge Properties is the same unaffiliated lessee.

(8) The lessee of the Woodland and West Sacramento Properties is the same unaffiliated lessee.

(9) The lessee of the Cookeville, Hendersonville, Lawrence, Nashville and Murfreesboro Properties is the same unaffiliated lessee.